Exhibit 99.2


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STEEL PARTNERS II, L.P., derivatively,             SUPERIOR COURT OF NEW JERSEY
on behalf of RONSON CORPORATION,                   CHANCERY DIVISION
a New Jersey corporation,                          ESSEX COUNTY

                  Plaintiffs and                   DOCKET NO. ESX-C-101-03
                  Counterclaim Defendants,

              vs.

LOUIS V. ARONSON II, et al.,

                  Defendants,

              and

RONSON CORPORATION,                                NOTICE OF PROPOSED SETTLEMENT
                                                   AND SETTLEMENT HEARING

                  Nominal Defendant,

              and

RONSON CORPORATION and
LOUIS V. ARONSON II, ROBERT A.,
ARONSON, ERWIN M. GANZ, GERARD
J. QUINNAN and JUSTIN P. WALDER,

                  Counterclaimants and
                  Third-Party Plaintiffs,

              vs.

STEEL PARTNERS II, L.P. and WARREN
G. LICHTENSTEIN, JACK HOWARD,
HOWARD M. LORBER and RONALD HAYES,

                  Third-Party Defendants.
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                                                         Dated: October 12, 2007

To:      All Shareholders of Ronson Corporation

PLEASE TAKE NOTICE that on December 4, 2007, at 1:30 p.m., the Court (Hon. Harriet Farber Klein, J.S.C.) located at Wilentz Justice Complex 212 Washington Street - 8th Floor, Newark, New Jersey, will hold a hearing to determine whether or not to approve the settlement of this lawsuit in which Steel Partners II, L.P. ("Plaintiff") sued derivatively on behalf of the shareholders of Ronson Corporation ("Ronson") seeking various relief against the directors of the corporation as of March, 2003, when the suit was filed.

Steel Partners II, L.P., its general partner, Steel Partners LLC, and the President and CEO of its general partner, Warren G. Lichtenstein, entered into a Stipulation of Settlement on October 12, 2007, with the defendant directors of Ronson Corporation (the "Individual Defendants") and with Ronson. A complete copy of that Stipulation is posted on Ronson's website, www.ronsoncorp.com, and it is also attached to Ronson's current report on Form 8-K dated October 16, 2007, which has been filed with the U.S. Securities and Exchange Commission, and which is available on the SEC's website, www.SEC.gov. The material terms of the settlement are also summarized in this Notice.

The Court has ordered a hearing on the settlement on December 4, 2007, at 1:30 p.m., and has provided in that Order for the time and manner in which objections to the settlement may be presented and heard. A complete copy of the Court's Order of October 12, 2007, is posted on Ronson's website and as part of the Form 8-K filing on the SEC's website, cited above.

If you have any objections to the terms of this settlement, you must file and serve your objections in the manner described below, and as also set forth in the Court's Order of October 12, 2007. You must in any event file your objections with the Court not later than November 19, 2007. You may also attend the Settlement Hearing if you indicate in writing your intention to appear within the time set forth in the Court's Order. As long as you file and serve your objection within the time set forth, you do not have to attend the Settlement Hearing in order for your objection to be considered.

         I. NATURE OF ACTION

         A. Background.

         1. On March 25, 2003, Steel Partners II, L.P., alleging that it was acting derivatively on behalf of Ronson, filed suit against the individual defendants (directors of Ronson) and one Carl W. Dinger III, setting forth various alleged causes of action. The First Count of the Complaint alleged breach of fiduciary duty in connection with the adoption by Ronson of a Shareholder Rights Agreement (sometimes referred to as a "poison pill" plan) pursuant to New Jersey corporate law, and it sought an Order invalidating the Shareholder Rights Agreement. A portion of the First Count, as well as the Second Count, challenged the validity of

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certain agreements, including an option agreement and a consulting agreement with Mr. Dinger. The Third Count challenged the exemption of Ronson's President and CEO, Louis V. Aronson II, from the provisions of the Shareholder Rights Agreement plan. The Fourth Count sought invalidation of the Shareholder Rights Agreement and the Dinger Stock Option and Consulting Agreements, and an Order for share divestiture by Messrs. Aronson and Dinger. The Fifth Count alleged corporate waste with reference to the Dinger agreements, and alleged excessive compensation to Mr. Aronson.

         2. The Ronson Board appointed a Special Litigation Committee to investigate the allegations and to make a recommendation to the Board with respect to plaintiff's claims. The Special Litigation Committee thereafter made several recommendations to the Board regarding formation of a Compensation Committee for officers' compensation and recommended a cap or limit on the amount of additional stock that Mr. Aronson could acquire without triggering the dilution provisions of the Shareholder Rights Agreement. The Committee determined that it was not necessary for the corporation to proceed with the litigation and recommended that the litigation be dismissed.

         3. The defendants thereafter moved to dismiss the Complaint based upon the Board's recommendation. The Court at that time declined to dismiss the Complaint, because it found existing issues of fact. Upon the individual defendants' application, the Court thereafter bifurcated the Special Litigation Committee defense, permitted discovery on that issue, and in March, 2005, the Court tried the Special Litigation Committee defense. By Opinion dated March 30, 2006, the Court dismissed certain of plaintiff's claims but permitted others to proceed through discovery and possibly trial.

         4. The remaining claims, including a counterclaim and third-party complaint, were scheduled for trial when the parties reached their settlement.

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         5. On October 12, 2007, the parties entered into their Stipulation of
Settlement.

         6. On October 12, 2007, the Court entered an Order reflecting the Stipulation of Settlement, setting a settlement hearing date, and requiring that this Notice, the Court's Order, and the Stipulation of Settlement be posted on Ronson's website, and be included as an exhibit to a current report on Form 8-K to be filed by Ronson with the U.S. Securities and Exchange Commission, thus making the documents available on the SEC website, and requiring the issuance of a joint press release agreed to by the parties.

         7. The individual defendants have denied and continue to deny each and every claim of wrongdoing or liability alleged by the plaintiff. Steel Partners II, L.P. and the third-party defendants also deny and continue to deny the claim of wrongdoing alleged by the individual defendants and Ronson. The parties have nonetheless concluded, as has Ronson, that the continuation of this action would be protracted, expensive, and contrary to the interests of all involved, and that it is desirable that the matter be settled in the manner and upon the terms and conditions set forth in the Stipulation of Settlement.

         8. Based upon its evaluation of the facts and law and a weighing of risks and benefits, the plaintiff and its counsel have determined that the settlement set forth in the Stipulation of Settlement is fair and reasonable, in the best interests of all concerned, and that approval of the Court should be sought in order to consummate the settlement.

         II. SUMMARY OF THE PROPOSED SETTLEMENT

         1. The proposed settlement was reached following substantial discovery, document production and review, and various depositions, as well as a variety of motion practice. Plaintiff and the individual defendants, with the participation of corporate counsel, engaged in settlement communications intermittently from January 2007 into July 2007, and more intensively from July 2007 into August 2007.

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         2. The settlement provides for the disposition and dismissal of the derivative lawsuit and the dismissal of all claims against all parties with prejudice and without costs, except to the extent that counsel for Steel Partners II, L.P. may apply for certain attorneys' fees and costs as set forth more particularly below.

         3. In addition to the disposition of the derivative action, plaintiff Steel Partners II, L.P. is also dismissing with prejudice and without costs an action that it commenced in its own name, and not derivatively, in May 2005, in the United States District Court for the District of New Jersey, seeking various forms of relief against certain of the Individual Defendants, two other directors of Ronson, and Daryl K. Holcomb, Ronson's Chief Financial Officer.

         4. The material elements of the settlement may be summarized as follows:

         (a) Steel Partners II, L.P. and its affiliates have agreed to a "standstill" with Ronson, commencing as of September 1, 2007, and ending on the earliest of (i) September 1, 2011; (ii) 21 months after Mr. Aronson ceases to be both President and CEO of Ronson for any reason, or (iii) the date on which the Ronson Executive Committee recommends that the Board adopt or not oppose any Material Action.

         (b) During the period of the "standstill," Steel Partners II, L.P. will not directly or indirectly nominate any person for election or appointment to the Ronson Board, or support any nominee or nominees in opposition to the company's nominees, or make any proposal to acquire Ronson stock or substantially all of its assets, or engage in a tender offer, proxy contest, derivative litigation, or encourage or support anyone to do any of the foregoing or with respect to any unsolicited or hostile proposal to acquire Ronson shares or substantially all of its assets. Further, Steel Partners II, L.P. will not make derogatory public statements concerning Ronson or Mr. Aronson during this period, but if it disagrees with any Board decision or corporate action, it will advise Ronson in writing and no public comments will be made or public action taken until the parties have met and attempted in good faith to resolve the matter.

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         (c) A Material Action which would signal the end of the standstill period is defined to include the approval by the Ronson Board of (i) any proposed "business combination" with any Person that is or, as a result of such transaction, would become an "interested stockholder," as those terms are defined under the New Jersey Shareholder Protection Act, that when approved by the Board would avoid the restrictions of Sections 4 and 5 of such Act; or (ii) any proposed agreement to sell all or substantially all of the assets of the Corporation (in one or more transactions); or (iii) any proposed merger or consolidation of the Corporation with or into any other entity not constituting a Subsidiary of the Corporation; or (iv) any proposed tender offer for the Voting Stock of the Corporation, as a result of which the offering party would be an "Acquiring Person" under the Shareholder Rights Agreement.

         (d) The Shareholder Rights Agreement may be renewed by Ronson but will in any event expire no later than September 1, 2011.

         (e) As long as Mr. Aronson is serving as both President and CEO of Ronson, his compensation and benefits (including any contingent performance benefits) will not be increased from their current levels, as applicable, and his post-death compensation will remain in effect as it currently exists as long as key-man insurance on Mr. Aronson also remains in effect.

         (f) The agreements between Ronson and Carl Dinger, which were a subject of the lawsuit, expired by their terms in July 2007, and Ronson has agreed not to renew or extend them or enter into any new comparable agreements involving the use of corporate funds to obtain an irrevocable proxy.

         (g) The parties will exchange general releases, excepting therefrom their obligations under the Settlement Agreement.

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         (h) The Settlement Agreement in no way represents any admission of liability of any sort by any of the individual defendants or any of the defendants to the counterclaim and third-party complaint.

         III. COUNSEL FEES AND COSTS

         1. All parties are responsible for their own counsel fees and costs in connection with this matter, except that as part of the settlement, counsel for Steel Partners II, L.P. may file an application with the Court seeking an award of counsel fees and expenses in an amount not to exceed, in total, $875,000. The application will be premised upon the claim that plaintiff has benefited the corporation by its action and by this settlement. The individual defendants and Ronson will not object to the application as set forth above, as long as it does not exceed the aforesaid amount. Plaintiff and its counsel have agreed to accept such amount as the Court may award in connection with the application in full satisfaction of any claims for counsel fees and expenses against Ronson or any of the defendants in this matter. To the extent plaintiff's counsel receives an award of counsel fees and expenses, that award will be paid or reimbursed by Ronson's insurance carriers and will not be funded from Ronson's corporate treasury.

         IV. PROCEDURE FOR FILING OBJECTIONS TO THE SETTLEMENT

         1. Any shareholder who wishes to object to the settlement may file with the Court and serve upon counsel, no later than November 19, 2007, any objections to the settlement as not being fair, reasonable and adequate. In addition, provided that notice is given to the Court and to counsel not later than November 19, 2007, such objecting shareholder may appear at the settlement hearing to orally express objections. Objections may be lodged against all or part of the settlement, including, but not limited to, the application by plaintiff's counsel for an award of counsel fees and expenses.

         2. It is not necessary for an objector to appear in order to have the objection considered by the Court, as long as it is timely lodged with the Court and copied to counsel.

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         3. Objections may be lodged with the Court by mail or overnight courier addressed as follows:

                     Honorable Harriet Farber Klein, J. Ch.
                Superior Court of New Jersey - Chancery Division
           Wilentz Justice Complex - 212 Washington Street - 8th Floor
                            Newark, New Jersey 07102

With copies to:

                             Thomas J. Fleming, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                     Park Avenue Tower- 65 East 55th Street
                     (Between Park and Madison) - 2nd Floor
                            New York, New York 10022

                            Laurence B. Orloff, Esq.
                   Orloff, Lowenbach, Stifelman & Siegel, P.A.
                             101 Eisenhower Parkway
                           Roseland, New Jersey 07068

                                      -and

                              Andrew T. Berry, Esq.
                               Howard Kailes, Esq.
                               McCarter & English
                                4 Gateway Center
                               100 Mulberry Street
                            Newark, New Jersey 07102.

         4. All objections shall contain the following:

         (a) The title of this action: Steel Partners II, L.P., derivatively, on behalf of Ronson Corporation, a New Jersey corporation vs. Louis V. Aronson II, et al., Superior Court of New Jersey, Chancery Division, Essex County (Docket No. ESX-C- 10 1 -03).

         (b) The name and address of the shareholder, the date upon which the shareholder first acquired shares of Ronson stock that the shareholder has owned continuously since that date to the date of the objection, and the number of shares of Ronson stock owned by the shareholder as of the date of the objection.

         (c) A statement of the shareholder's objection to the settlement, describing in detail the basis for that objection.

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         5. Any shareholder who does not object in the manner provided above shall be deemed to have waived such objection and shall be forever foreclosed from objecting to the fairness, reasonableness, or adequacy of the proposed settlement or the award of counsel fees and expenses to the extent the Court may award same.

         6. The Court has ordered a settlement hearing on December 4, 2007 at 1:30 p.m. before Hon. Harriet Farber Klein, J.S.C., Superior Court of New Jersey, Chancery Division - Wilentz Justice Complex, 212 Washington Street - 8th Floor, Newark, New Jersey 07102. At that time, the Court will determine whether to approve the settlement, and will also determine whether to grant, and if so, to what extent, the application by Steel Partner II L.P.'s counsel for counsel fees and expenses. The Court may adjourn or continue the settlement hearing without further notice.

         7. If you want to inspect the full Stipulation of Settlement, or the Court's Order setting the hearing date, you may find same on the Ronson corporation website, www.ronsoncorp.com, or on the SEC website, www.SEC.gov,
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under the company page of Ronson Corp.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE EXCEPT IN WRITING.